Exhibit 10.1



      The Sublease between Autocon Technologies and Robert Bosch Corporation dated April 30, 1999

                                    SUBLEASE


                  This Sublease (the "Sublease") is entered into by AUTOCON TECHNOLOGIES, INC., a Michigan corporation ("Sublessor"), and ROBERT BOSCH CORPORATION, a(n) _____________ corporation ("Sublessee"), as of the 30 day of April, 1999.

                  1. Property Subleased. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, upon the terms and conditions set forth herein, approximately twenty-three thousand two hundred seventy-six (23,276) rentable square feet (the "Subleased Premises") in the building located at 38455 Hills Tech Drive, Farmington Hills, Michigan 48331 (the "Building"). Said Subleased Premises are more particularly described in Exhibit A, attached hereto and incorporated by this reference.

                  2. Master Lease and Master Lessor. The Subleased Premises are a portion of the space in the Building presently being leased by Sublessor (the "Premises"), assignee of Hurco Companies, Inc., from Hillmont Properties, assignee of UNUM Life Insurance Company of America ("Master Lessor"), pursuant to a Net Lease executed May 11, 1992 (the "Master Lease"). A copy of the Master Lease is attached as Exhibit B and incorporated by this reference, except to the extent the terms and provisions of the Master Lease conflict with the terms and provisions of this Sublease, in which case the terms and provisions of this Sublease shall control.

                  3. Use. The Subleased Premises shall be used only for general office, warehouse purposes, small equipment/parts testing and administrative activities and for no other purpose whatsoever without the prior written consent of Sublessor and Master Lessor; provided, however, such use shall not be inconsistent with or in contravention of the use provisions of the Master Lease. Sublessee shall comply with all laws, ordinances, rules, and regulations, whether the same are issued by a governmental or quasi-governmental authority or by Master Lessor, relating to Sublessee's use or occupancy of the Subleased Premises.

                  4. Provisions Regarding Main Lease. Except as otherwise provided for herein, this Sublease and the rights of parties hereunder are subject and subordinate to the Main Lease and the rights of Master Lessor thereunder. Sublessee shall be bound with respect to the Subleased Premises by all of the terms, covenants and conditions of the Master Lease governing use and occupancy of the Subleased Premises and any common areas as if Sublessee were the Lessee and Sublessor were the Lessor under the Master Lease. In particular, Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Main Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. Sublessor shall have the right to enter the Subleased Premises to inspect the same and to cure any default by Sublessee under this paragraph, provided Sublessor notifies Sublessee of the default in writing, and Sublessee fails to cure the default within thirty (30) days of receipt of the notice. Sublessor shall, as to the Subleased Premises, perform or cause to be performed the obligations of Master Lessor under the Main Lease. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Master Lessor in the performance or observance by Master Lessor of any of its other obligations under the Main Lease or for any act or omission of Master Lessor, its agents, employees or contractors, nor shall such default, act or omission by Master Lessor affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder, except to the extent that the same excuses performance by Sublessor under the Master Lease. Sublessor shall indemnify, defend and hold Sublessee harmless from any claim, action, damage or expense incurred by Sublessee as a result of Sublessor's default or breach of any term or obligation of Sublessor under the Master Lease to the extent such default or breach is caused by Sublessor. Sublessee shall indemnify, defend and hold Sublessor harmless from any claim, action, damage or expense incurred by Sublessor as a result of Sublessor's default or breach of any term or obligation of Sublessor under the Master Lease caused by Sublessee. Sublessor shall use reasonable efforts to require Master Lessor to comply with its obligations under the Master Lease.

                  5. Term. The term of this Sublease (the "Sublease Term") shall commence on June 15, 1999 and expire on July 31, 2001, unless earlier terminated as provided for herein. Sublessee shall have the right to renew this Sublease for an additional one (1) year term upon the terms and conditions, including the rental provisions, then in effect; provided, however, that Sublessee must provide Sublessor written notice of its intention to exercise its right to an extension no fewer than sixty (60) days prior to the expiration of the Sublease Term. The existence of this Sublease is dependent and conditioned upon the continued existence of the Master Lease, and in the event of the expiration, cancellation, or termination of the Master Lease, this Sublease automatically shall be terminated, provided, however, that (a) this provision shall not be deemed to release Sublessor of liability if the Master Lease is canceled or terminated due to a default by Sublessor which default did not arise from acts or omissions of Sublessee, (b) this provision shall not be deemed to release Sublessee of liability if the Master Lease is cancelled due to a default by Sublessor which default arises from acts or omissions of Sublessee, and (c) if the Master Lease terminates as a result of a default or breach by the Sublessor or Sublessee, the defaulting party will be liable to the non-defaulting party for the damages suffered as a result of the termination.

                  6. Rent. In addition to the other obligations of Sublessee set forth herein, Sublessee shall pay Sublessor as annual rent ("Basic Rent") for the Sublease Term the sum of Two Hundred Twenty-One Thousand One Hundred Twenty-Two and No/100 Dollars ($221,122.00) per annum. An amount equal to one-twelfth (1/12) of such annual rent (Eighteen Thousand Four Hundred Twenty-Six and 83/100 Dollars ($18,426.83)) shall be payable in advance on the first day of each month of the Sublease Term, without deduction or offset and without prior notice or demand; provided, however, that all such rentals shall be prorated to account for partial months during the first and/or last months during the Sublease Term. In addition, Sublessee shall pay sixty-two and one tenth percent (62.1%) of all taxes, assessments, utilities, insurance, common area costs and other expenses or costs which Sublessor is hereafter required to pay as Lessee under the Master Lease ("Additional Rent"). Installments of Additional Rent shall be payable to Sublessor at the same times Sublessor is required to pay such expenses under the Main Lease. For non-monthly installments of Additional Rent, Sublessor shall provide notice of such amounts due within three (3) business days of Sublessor's receipt of notice thereof from Master Landlord. Sublessor shall provide Sublessee with copies of all supporting information for Additional Rent which Sublessor receives from Master Lessor. Sublessee's obligation for installments of Additional Rent for any period prior to expiration or termination of this Sublease shall survive such expiration or termination. In the event any amount included in the Additional Rent is subject to year-end adjustment under the Master Lease, Sublessee shall be entitled to or responsible for sixty-two and one tenth percent (62.1%) of the amount it has overpaid or underpaid as to that component of Additional Rent. Rents shall be paid to Sublessor at the address set forth below. The terms and provisions of
Section 4.01 and Section 4.02 of the Master Lease shall apply to Sublessee in the event of delinquent payment of Basic Rent or Additional Rent.

                  7. No Enlargement of Rights. To the extent Sublessor is granted any rights to extend or renew the term of the Master Lease or to expand the Premises to include additional space, Sublessee shall have no right to exercise such rights.

                  8. Improvement. Prior to the commencement date of this Sublease, and subject to the provisions of the Master Lease and to the Master Lessor's consent, if required, Sublessor shall construct a wall separating the Subleased Premises from the remainder of the Premises. This wall shall be located as shown on Exhibit A. In addition to construction of the wall, Sublessor shall remove, relocate, or make such adjustments as necessary to separate Sublessor's electrical, mechanical, telecommunications and security systems from Sublessee's systems. Sublessor shall also install a door within an existing window opening on the north side of the Subleased Premises if required by code following the construction of the new demising wall. Notwithstanding any provision in the Master Lease to the contrary, Sublessor shall not be obligated to provide, nor shall Sublessee be entitled to the benefit of, any additional alterations or improvements to the Subleased Premises, except as provided in this paragraph.

                  9.  Condition  of  the  Subleased   Premises.   Sublessee  has
inspected the Subleased Premises prior to executing this Sublease. Sublessee acknowledges and agrees that, as of the date hereof:

                           (a) Sublessor makes no warranties concerning the Subleased Premises;

                           (b) The Subleased Premises are in good condition; and

                           (c) The Subleased Premises are accepted "as is."

                 10. Warranties by Sublessor. Sublessor warrants as follows:

                           (a) the Improvements set forth in Paragraph 8 above shall be completed on or before the Commencement Date, and shall be constructed in accordance with all applicable laws, regulations and building codes.

                           (b) the Master Lease has not been amended or modified except as set forth in this Sublease, and that any amendments or modifications thereto shall require the prior written consent of the Sublessee to the extent the same shall affect the terms and conditions of this Sublease.

                           (c) Sublessor is not now, and as of the Commencement Date will not be, in default or breach of any provisions of the Master lease, and Sublessor has no knowledge of any claim (alleged or otherwise) by Master Lessor that Sublessor is in default or breach of the Master Lease.

                  11. Signage. Subject to the provisions of the Master Lease and to the Master Lessor's consent, if required, the following changes and alterations to signage at the Building shall be made:
                  (a) Sublessee may, at its sole cost and expense, erect such signage on the Subleased Premises as it desires;

                  (b) Sublessor shall relocate the existing building sign facing Hills Tech Drive Road to an area of the Building exterior corresponding to the part of the Premises not included in the Subleased Premises; and

                  (c) Sublessor shall place a directional sign in the lawn of the Building next to the flagpole facing Highway 696.

The existing Autocon sign facing Highway 696 shall be retained.

                  12. Parking. Sublessor shall have exclusive use of the twenty-seven (27) parking spaces directly adjacent to the entrance to that part of the Premises retained by Sublessor hereunder as more particularly shown on Exhibit C, attached hereto and incorporated by this reference. Sublessee shall be entitled to use the remainder of the parking spaces available to Sublessor under the Master Lease.

                  13. Office Furniture. Sublessee may, at its option, lease the existing steelcase furniture in the Subleased Premises, excluding file cabinets and stand-alone work tables, for Five Thousand and No/100 Dollars ($5,000.00) per month, payable to Sublessor at the same time as the Basic Rent hereunder. In the event Sublessee desires to exercise this option, it must provide written notice to Sublessor no later than thirty (30) days after the date hereof, and the parties agree to execute a mutually acceptable office furniture lease agreement, which shall include a mutually agreeable inventory list of such leased items. Furniture rental shall include the 120-volt power wiring, voice and data lines and integrated lamp fixtures currently in the steelcase office and workstation furniture.

                  14. Insurance. Sublessee shall procure and maintain all insurance policies required of the Lessee under the provisions of the Master Lease with respect to the Subleased Premises. All such policies shall name Master Lessor and Sublessor as additional insureds. Certificates of insurance evidencing such policies shall be delivered to Master Lessor and Sublessor at the commencement of the Sublease Term and, if any policy requires renewal, Sublessee shall notify Master Lessor and Sublessor not less than ten (10) days prior to the expiration of such policy. Sublessee's personal property in the Subleased Premises shall be kept at Sublessee's sole risk, and neither Sublessor nor Master Lessor shall be liable to Sublessee for any loss or damage thereto. Sublessee hereby waives all claims and rights of recovery which it might have against Sublessor or Master Lessor for any loss or damage to Sublessee's personal property in the Subleased Premises.

                  15. Personal Property. Sublessee waives any and all of its rights against Sublessor and Master Lessor for any damage caused by Sublessor or Master Lessor to Sublessee's property located on the Subleased Premises, except to the extent, as to the Sublessor, that the same arises from the negligence or willful misconduct of Sublessor and except to the extent, as to the Master Lessor, the same arises from the negligence or willful misconduct of Master Lessor.

                  16. Notices. Any notice given under this Sublease shall be in writing and shall be hand-delivered or mailed (by certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  Sublessee:        38000 Hills Tech Drive
                                    Farmington Hills, Michigan  48331-3417
                                    Attention:  Mr. Wolfgang Knapp

                  Sublessor:        38455 Hills Tech Drive
                                    Farmington Hills, Michigan  48331-5751
                                    Attention:  Mr. Nick Pitsillos

Any notice shall be deemed to have been given when hand-delivered or, if mailed, seventy-two (72) hours after the time that such notice is deposited in the United States mail.

                  17. Remedies Upon Default. Sublessor shall, if Sublessee breaches any provision of this Sublease, be entitled to the same remedies as those granted to the Master Lessor for Lessee's default under the Master Lease, in addition to any remedies at law or in equity which apply to subleases. Sublessee shall, if Sublessor breaches any provision of this Sublease, be entitled to the same remedies as those granted to Sublessor for Lessor's default under the Master Lease, in addition to any remedies at law or in equity which apply to subleases.

                  18. Non-Assignment. Notwithstanding any provision in the Master Lease to the contrary, Sublessee's interest in this Sublease is not assignable, whether by operation of law or otherwise. Sublessee shall have no right to sublet the Subleased Premises or to transfer any interest of Sublessee therein.

                  19. Surrender of the Subleased Premises. Upon the expiration of the Sublease Term, the extended term, if applicable, or the earlier termination of the Master Lease or this Sublease, Sublessee shall surrender the Subleased Premises in the same condition as received on the date hereof, reasonable and normal wear and tear and damages or destruction resulting from causes which are covered by insurance obtained in accordance with Section 11 of the Master Lease excepted.

                  20. Attorneys' Fees. Should either party commence any legal action or proceeding against the other based on this Sublease or Sublessee's occupancy of the Subleased Premises, the prevailing party shall be entitled to an award of reasonable attorneys' fees, in addition to any other relief to which such party would be entitled.

                  21. Brokers. Each party hereby agrees that it shall pay any commission owed to any broker with which it has entered an agreement requiring the same. Each party shall indemnify and defend the other from and against any claim of any broker alleging a right to a broker's commission or other compensation through the Indemnitor or by reason of such broker having dealt with or alleging to have dealt with the Indemnitor.

                  22. Master Lessor's Consent. It shall be a condition precedent to Sublessor's and Sublessee's obligations hereunder that Master Lessor shall execute the attached consent to this Sublease. In the event Master Lessor fails to execute such consent by the commencement date, this Sublease shall automatically terminate.

                  23. Y2000. To the knowledge of Sublessor, the Building structure, structural components and fire protection and HVAC systems are Year 2000 ready. In the event the Building structure or structural components shall fail as a result of the century date change or leap year, Sublessee shall provide Sublessor with written notice of such failure. Within thirty (30) days of its receipt of such notice, Sublessor shall correct or require the Master Lessor to correct such failure. Sublessee shall be responsible for century date change or leap year compliance for any business system Sublessee installs or uses, including, but not limited to, any security system, phone system, and utilities. Sublessee shall be entitled to an abatement in rent in the event the Y2000 failure related to building structure, structural components or fire protection or HVAC systems prevent Sublessee from occupying the Subleased Premises to conduct business. Except as specifically provided in this paragraph or otherwise stated in this Sublease, all applicable terms and conditions of the Master Lease are incorporated and made a part of this Sublease. Sublessor will exercise due diligence in attempting to cause Master Lessor to perform its obligations under the Master Lease for the benefit of Sublessee.

                  24. Entire Agreement and Definitions. This Sublease contains the entire agreement of the parties with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein shall be of any force or effect; provided that, notwithstanding the foregoing, any capitalized term or phrase not expressly defined herein shall have the meaning set forth in the Master Lease.

                  IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

                                        SUBLESSOR:

                                        AUTOCON TECHNOLOGIES, INC.,
                                        a Michigan corporation


                                        By:      /s/ James D. Fabris

                                        Printed: James D. Fabris

                                        Title:   President

                                        SUBLESSEE:

                                        ROBERT BOSCH CORPORATION, a(n)
                                        ___________________ corporation

                                        By:      /s/ John Moulton

                                        Printed: John Moulton

                                        Title:   President

                  The undersigned, as Lessor under the Master Lease, hereby consents to Sublessor's sublease of the Subleased Premises to Sublessee upon the terms and conditions set forth above. Sublessor shall continue to remain primarily liable to Master Lessor under the terms of the Master Lease; and no provision of the Sublease shall have any effect upon any of Sublessor's obligations to Master Lessor under the terms of the Master Lease.

                                         HILLMONT PROPERTIES,
                                         a Michigan co-partnership

                                         By:      WALDMAN INVESTMENT ASSOCIATES
                                                  LIMITED PARTNERSHIP, its
                                                  partner


                                         By:      /s/ Saul Waldman
                                                  Saul Waldman, Trustee of the
                                                  Saul Waldman Revocable Trust,
                                                  dated August 21, 1978,
                                                  Its General Partner